MAXWELL TECHNOLOGIES, INC.
STOCK OPTION AGREEMENT
UNDER 1995 STOCK OPTION PLAN

          THIS AGREEMENT, made and entered into as of May 19, 2003 by and between MAXWELL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and Kenneth Potashner (“Optionee”).

WITNESSETH:

          WHEREAS, the Board of Directors of the Company, with the approval and authorization of the shareholders thereof, has adopted the 1995 Stock Option Plan (the “Plan”), in the conviction that the interests of the Company and key employees (including officers and directors and other service providers) of the Company and its subsidiaries will be advanced by encouraging and enabling said persons to acquire a proprietary interest in the Company; and

          WHEREAS, the Plan is administered by the Stock Option Committee of the Board of Directors of the Company (the “Committee”); and

          WHEREAS, the Committee, having determined that Optionee is qualified to participate under the Plan, has, as of May 19, 2003 (the “Grant Date”), granted to Optionee the option to acquire stock of the Company.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.          Option Grant and Accrual of Right to Purchase.  The Company hereby grants to Optionee, at the times, on the terms and subject to conditions set forth herein, the right and “non-qualified stock option” to purchase an aggregate of 94,251 shares of the Company’s Common Stock, par value $.10, at the purchase price of $6.18 per share (the “Option”). The Option shall continue for, and is limited to, the period ending on May 8, 2007, except as and to the extent that (a) the term of the Option may be reduced as provided in Paragraphs 4 and 5 hereof, or in the Plan, or (b) the Option may be terminated as provided in Paragraph 13 hereof. In no event may the Option or any portion thereof be exercised after the end of the Option Period.

          The Options are fully exercisable at the date of grant.

          Prior to the expiration of the Option Period as specified above, and subject to the provisions hereof, all or any portion of the shares of Common Stock available for exercise may be purchased at any time and from time to time after they become exercisable; provided that in no case may Optionee exercise the Option for a fraction of a share.

          2.          Method of Exercise.  The Option shall be exercisable by the giving of written notice of exercise to the Company, in either of the manners set forth below in this Paragraph 2, specifying the number of shares to be purchased and accompanying such notice with payment by cash and/or check payable to the Company of the full purchase price therefor and, if required by the Company, the written representations and agreements referred to in Paragraph 7 hereof. If sent by mail such written notice shall be deemed for all purposes to be given and the Option exercised on the second business day following the date the same is deposited in the United States mail, properly addressed to the Secretary of the Company, with postage thereon prepaid. If personally delivered, such written notice shall be deemed for all purposes to be given and the Option exercised on the date the same is personally delivered to the President of the Company (or such other officer as may be designated by the Company in writing).

          3.          Who May Exercise.  The Option shall be exercisable during the lifetime of Optionee only by the Optionee. In the event that the notice specified in Paragraph 2 hereof shall, pursuant to the provisions of Paragraph 5 hereof, be given by any person other than Optionee, such notice shall be accompanied by appropriate evidence satisfactory to the Company to establish such person’s right to exercise the Option.

          4.          Exercise in the Event of Death.  Subject to the other provisions hereof, in the event of the death of Optionee while in the employ of the Company or a subsidiary of the Company, the Option may be exercised by the person or persons to whom Optionee’s rights under the Option shall pass by Optionee’s will or by the laws of descent and distribution. In such event, the Option may be exercised during the one year period following the Optionee’s date of death, but only to the extent that Optionee was entitled to exercise the Option at the date of death; provided, however, that in no event shall the Option or any portion thereof be exercisable except during the Option Period. The right to exercise the Option provided under this Paragraph 5, to the extent permitted hereunder, shall terminate on the first anniversary of the date of the Optionee’s death.

          5.          Stock To Be Issued.  Shares to be issued on the exercise of the Option may, at the election of the Company, be either authorized and unissued shares or shares previously issued and re-acquired by the Company.

          6.          Investment Representation and Restrictions on Disposition.  By accepting the Option, Optionee agrees for himself or herself and any other person or persons entitled to exercise the Option pursuant to the provisions of Paragraph 5 hereof, that any and all shares purchased upon the exercise of the Option shall be acquired for investment and not with a view to distribution, and that if required by the Company: 1) each notice of the exercise of all or any portion of the Option shall be accompanied by such representations and agreements in writing, signed by the Optionee or such other person or persons entitled to exercise the Option, as the case may be, and in form and substance satisfactory to the Company, to such effect as the Company may deem necessary in order to insure compliance with all laws, orders, rules, regulations, conditions and undertakings of any kind which may be in effect at any time with respect to the purchase or disposition of any shares purchased upon exercise of the Option, including, but not limited to, a representation to the effect that the shares covered by such notice are being acquired in good faith for investment and not for distribution; 2) the certificate or certificates evidencing the shares may be legended with language appropriate to give notice of the restrictions referred to in this Paragraph 7; and 3) the Company may place “stop orders” or other impediments to the transfer of the shares until it is satisfied that the transfer can be made in conformity with the representations and agreements of Optionee made pursuant to this Paragraph 7. Optionee understands that the effect of this Paragraph 7 is to restrict the right to sell, transfer or otherwise distribute such shares except in accordance with the Securities Act of

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1933 (“the Act”) and all other laws, orders, rules, regulations, conditions and undertakings of any kind which may be in effect at any time with respect to the purchase or disposition of such shares. In the event such shares are or shall at any time hereafter become duly registered under the Act, then those provisions of this Paragraph 7 which the Company determines are rendered unnecessary by reason of such registration shall not be operative during such time as said registration remains effective.

          7.          Restrictions on Exercise.  Each exercise of the Option shall be subject to the condition that if at any time the Company shall determine in its discretion that 1) the satisfaction of withholding tax or other withholding liabilities, or 2) the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or 3) the consent or approval of any regulatory body, or 4) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable as a condition of, or in connection with, such exercise or the issuance, delivery or purchase of shares hereunder, then in any such event, such exercise shall not be effective, and the Company shall not be required to accept a notice of exercise delivered by Optionee pursuant to Paragraph 2 hereof or the tender of any portion of the purchase price for the shares covered by such exercise or to issue or deliver any certificate or certificates for shares intended to be purchased by such exercise, unless such withholding, listing, registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

          8.          Capital Adjustments.  In the event that prior to the delivery by the Company of all the shares covered by the Option, there shall be any change in the outstanding common shares of the Company in the manner described in Paragraph 7 of the Plan, the number of shares deliverable upon the exercise of the Option and the purchase price therefor shall be adjusted as provided in said Paragraph 7.

          9.          Issuance of Certificates and Rights as Shareholders of the Company.  As soon as practicable after the exercise of the Option as provided in Paragraph 2 hereof, but subject to the provisions of Paragraphs 7 and 8 hereof, the Company shall issue and deliver to Optionee or any other person who has exercised the Option pursuant to the provisions of Paragraph 5 hereof a certificate evidencing the shares purchased thereby. Neither Optionee nor any other person entitled to exercise the Option pursuant to the provisions of Paragraph 5 hereof shall be or have any of the rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of the Option unless and until a certificate representing such shares shall have been issued and delivered.

          10.        Transferability of Option.  Except as otherwise herein provided, the Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege conferred hereby contrary to the provisions hereof, or upon the levy of any attachment or similar process on the rights and privileges conferred hereby, contrary to the provisions hereof, the Option and the rights and privileges conferred hereby shall immediately become null and void.

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          11.        Interpretation of Agreement and Plan.  The Committee shall have the full and final authority in its discretion to construe, interpret and define all terms and provisions of this Agreement and the Plan and to correct any defect or supply any omission or reconcile any inconsistency herein and in the Plan and to prescribe rules and regulations relating to the administration of the Option and other similar options granted under the Plan, provided that such constructions, interpretation, definitions, corrections, additions or reconciliations and other such actions are permitted by the Plan, a copy of which is attached hereto (unless separately delivered prior to or concurrently with the execution hereof by Optionee) and all of the provisions of which are incorporated herein by this reference thereto.

          12.        Cancellation of Option.  Notwithstanding anything herein to the contrary, the Company may cancel the Option, or any portion thereof, at any time if the Company determines that Optionee has 1) committed fraud, embezzlement or other act of dishonesty; 2) engaged in other gross misconduct or deliberate disregard of the law; 3) made any unauthorized disclosure of any secret or confidential information of the Company or any of its subsidiaries.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Kenneth Potashner, “Optionee”

MAXWELL TECHNOLOGIES, INC.

By:

Richard D. Balanson, CEO and President

Sale Notification

          The undersigned agrees to notify the Company of any sale of the shares acquired upon exercise of the Option if such shares are sold within 12 months of their acquisition.

Kenneth Potashner

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SEPARATION AGREEMENT AND GENERAL
RELEASE OF ALL CLAIMS

                       This Separation Agreement and General Release of All Claims (“Agreement”) is made by and between Kenneth Potashner (“Director”) on the one hand, and Maxwell Technologies, Inc. (“the Company”) on the other. (Collectively, Director and the Company shall be referred to as “the Parties.”)

                       1.          Director has served as an employee of the Company and as a member of the Board of Directors of the Company. As of May 8, 2003 (the “Effective Date”), Director served only as a member of the Board of Directors of the Company, and on such date resigned from the Company Board of Directors. From the Effective Date until May 8, 2007 (the “End Date”), Director will be available from time to time as reasonably requested for consultation with the Chief Executive Officer of the Company regarding the Company’s business operations. The Company is prepared to provide Director the benefits provided herein in exchange for such consulting services and the other terms and conditions of this Agreement, and the Director is prepared to enter into this Agreement in exchange for such benefits. This Agreement will also resolve any and all differences related to Director’s prior employment with the Company and service as a member of the Board of Directors and/or the cessation of that employment and service and any known or unknown claims between the Parties. For these reasons, the Parties have entered into this Agreement.

                       2.          In consideration of Director’s consulting services and other agreements under this Agreement, Director shall receive fully vested stock options to purchase 94,251 shares of the Company’s common stock at $6.18 per share. Such stock options will be issued pursuant to the standard terms and conditions of the 1995 Stock Option Plan and the related grant agreement (other than a vesting schedule which will not apply). In accordance with the terms of the 1995 Stock Option Plan and the agreement covering such stock options, Director will have a 60-day period following the End Date to exercise any such options or they will expire. Director hereby acknowledges and agrees that, except for the stock options granted pursuant to this paragraph 2, Director has surrendered (and has no rights to) any and all other stock options to purchase shares of stock of the Company or any of its subsidiaries.

                       3.          In consideration of and in return for the promises and covenants undertaken herein by the Company, including the grant of the stock options under paragraph 2 herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Director does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge the Company and the Company’s parents, subsidiaries, affiliates, employees, related companies and business concerns, past and present, and each of them, as well as each of their partners, trustees, directors, officers, agents, attorneys, servants and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation payments, severance payments, obligations, commissions, overtime payments, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to Director which Director now owns or holds or has at any time owned or held as against Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, grievances, agreements, obligations and causes of action, known or unknown, suspected or unsuspected by Director: (1) arising out of Director’s prior employment with the Company or service as a member of the Board of Directors or the ending of that employment and service; or (2) arising out of or in any way connected with any claim, loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted on or before the Effective Date. Also without limiting the generality of the foregoing, Director specifically releases the Releasees from any claim for attorneys’ fees and/or costs of suit. DIRECTOR SPECIFICALLY AGREES AND ACKNOWLEDGES DIRECTOR IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION, OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT AND THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, OR BASED ON THE DIRECTOR RETIREMENT INCOME SECURITY ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY DIRECTOR OR BY A GOVERNMENTAL AGENCY.

                       4.          It is the intention of Director in executing this Agreement that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Director hereby expressly waives any and all rights and benefits conferred upon Director by the provisions of Section 1542 of the California Civil Code and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. Section 1542 provides:

                       “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

                       Having been so apprised, Director nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542 and elects to assume all risks for claims that now exist in Director’s favor, known or unknown, that are released under this Agreement.

                       5.          The Company expressly denies any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law. Nothing contained herein is to be construed as an admission of liability on the part of the parties hereby released, or any of them, by whom liability is expressly denied. Accordingly, while this Agreement resolves all issues regarding the Company referenced herein, it does not constitute an adjudication or finding on the merits of any allegations and it is not, and shall not be construed as, an admission by the Company of any violation of federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability. Moreover, neither this Agreement nor anything in it shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the

Company of any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability. This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

                       6.          Without regard to any other provision of this Agreement, Company acknowledges and agrees that this Agreement shall not reduce or terminate Director’s rights to indemnification, defense, exoneration, and to be held harmless from any claims or actions now pending or brought against him at any time in the future with regard to Director’s activities as an employee, officer or director of the Company or any affiliate of the Company or as the designee or nominee of the Company or any affiliate of the Company, to the extent such rights are created by law, by the charter documents or bylaws of the Company or by any resolutions of the shareholders or board of directors of the Company or any committee thereof, or pursuant to any directors and officers insurance policy or errors and omissions insurance policy or other liability insurance policy or program covering the Company, any of its affiliates, or any of its officers, directors, employees or agents (except for any such reduction or termination that is applicable generally to the officers, directors, employees or agents of the Company). Company further agrees not to reduce, terminate, non renew or rescind any such insurance or indemnification rights, policies or programs with regard to Director except for any such reduction, termination, non renewal or rescission that is applicable generally to the officers, directors, employees or agents of the Company.

                       7.          Director acknowledges that during Director’s prior employment and service as a member of the Board of Directors, Director had access to trade secrets and confidential information about the Company, including but not limited to the Company’s products and services, research and development of new products and services, customers, and methods of doing business. Director agrees that Director shall not disclose any information constituting the trade secrets or confidential information of the Company or its customers that has not been disclosed to the general public prior to that time.

                       8.          Each party expressly agrees that such party will not in any way disparage or otherwise cause to be published or disseminated any negative statements, remarks, comments or information regarding the other party.

                       9.          This Agreement shall be construed in accordance with, and be deemed governed by, the laws of the State of California.

                       10.        The Parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under the Agreement, and that each enters this Agreement freely and voluntarily. Each party further acknowledges each has had the opportunity to consult with an attorney of its choice to explain the terms of this Agreement and the consequences of signing it.

                       11.        Within three calendar days of signing and dating this Agreement, Director shall deliver the executed original of the Agreement to Richard Balanson, Chief Executive Officer, Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123. However, Director acknowledges that Director may revoke this Agreement for up to seven (7) calendar days following Director’s execution of this Agreement and that it shall not become effective or enforceable until the revocation period has expired. Director acknowledges that such revocation must be in writing addressed to Richard Balanson, Chief Executive Officer, Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123, and received not later than midnight on the seventh day following execution of this Agreement by Director. If Director revokes this Agreement under this paragraph, the Agreement shall not be effective or enforceable and Director will not receive the benefits described in paragraph 2 above.

                       12.        If Director does not revoke this Agreement in the time frame specified in the preceding paragraph, the Agreement shall be effective at 12:01 a.m. on the eighth day after it is signed by Director.

                       13.        If litigation or any other legal proceeding is instituted to interpret or enforce this Agreement, the prevailing party in that litigation or other legal proceeding shall be entitled to reasonable attorneys’ fees and costs in addition to any other relief granted.

                       I have read the foregoing Separation Agreement and General Release of All Claims and I accept and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY.  THIS AGREEMENT
CONTAINS A GENERAL RELEASE OF ALL KNOWN AND
UNKNOWN CLAIMS.

Date:  May ____, 2003

Kenneth Potashner

Date: May ____, 2003

Maxwell Technologies, Inc.

By:

Richard Balanson
Chief Executive Officer